Exhibit 99.1

Playa Hotels & Resorts Completes Previously Announced Business Combination

and Establishes a Leading Position in Jamaica

Brings Total Resort Count to 20 and Further Consolidates the All-Inclusive Market

Fairfax, Virginia – (June 4, 2018) – Playa Hotels & Resorts N.V. (NASDAQ: PLYA, “Playa”), announced today that it had completed a business combination with Sagicor Group Jamaica Limited (“Sagicor”) whereby Sagicor contributed to Playa a portfolio of five all-inclusive resorts and two adjacent oceanfront developable land sites located on the desirable North Coast of Jamaica.

The portfolio includes four existing resorts including the 495-room Hilton Rose Hall, the 268-room Jewel Runaway Bay, the 250-room Jewel Dunn’s River and the 225-room Jewel Paradise Cove. It also includes an 88-room hotel tower and spa, two developable land sites with a potential density of up to 700 rooms and a hotel management contract for the Jewel Grande Montego Bay. The existing assets were previously managed by an external third-party operator but Playa assumed management of the assets on the closing of the transaction.

Consideration for such assets was comprised of 20 million shares of Playa’s common stock and $100 million in cash, subject to certain post-closing adjustments. In addition, two individuals nominated by Sagicor and recently elected by Playa’s shareholders at Playa’s annual meeting, joined Playa’s Board of Directors upon the consummation of the transaction.

“The closing of this transaction with Sagicor elevates Playa into a strategically dominant position in Jamaica, diversifies our resorts portfolio and will allow for several years of strong profit growth as we execute our rebranding, expansion and renovation projects. We are excited to welcome our new Jamaican team members and Sagicor as a valuable new investor and partner,” said Bruce Wardinski, Chairman & CEO of Playa Hotels & Resorts.

Playa currently owns and operates the Hyatt Zilara Rose Hall and Hyatt Ziva Rose Hall in Jamaica. This new business combination with Sagicor will make Playa one of the largest resort owners and operators in Jamaica – both in the total number of rooms and number of brands under management.

Richard Byles, Chairman of Sagicor, one of the two Sagicor appointees elected to Playa’s board stated, “This business combination will be a great benefit to the country of Jamaica, and represents a unique opportunity for growth and development for the people of Jamaica and the tourism sector. Through this transaction, Playa will leverage Jamaica’s hospitality assets of tropical climate, attractive beachfronts, culture, airlift, proximity to US markets, high stabilized occupancy levels versus other Caribbean destinations, and supportive government agencies.”

Playa Hotels & Resorts

Playa Hotels & Resorts N.V. (“Playa”) is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. Playa owns and/or manages a total portfolio consisting of 20 resorts (7,769 rooms) located in Mexico, Jamaica, and the Dominican Republic. In Mexico, Playa owns and manages Hyatt Zilara Cancun, Hyatt Ziva Cancun, Panama Jack Resorts Cancun, Panama Jack Resorts Playa del Carmen, THE Royal Playa del Carmen, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos. In Jamaica, Playa owns and manages Hyatt Zilara Rose Hall and Hyatt Ziva Rose Hall, Hilton Resort & Spa Rose Hall, Jewel Dunn’s River Beach Resort, Jewel Grande Montego Bay, Jewel Runaway Bay Beach & Golf Resort and Jewel Paradise Cove Beach Resort. Playa also owns five resorts in Mexico and the Dominican Republic that are managed by a third party and Playa manages the Sanctuary Cap Cana, in the Dominican Republic.

Forward-Looking Statements

This press release contains ‘‘forward-looking statements,’’ as defined by federal securities laws. Forward-looking statements reflect Playa’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Playa’s Annual Report on Form 10-K, filed with the SEC on March 1, 2018, as such factors may be updated from time to time in Playa’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Playa’s filings with the SEC. While forward-looking statements reflect Playa’s good faith beliefs, they are not guarantees of future performance. Playa disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Playa (or to third parties making the forward-looking statements).

Contacts:

Investor Relations:

Ryan Hymel

IR@PlayaResorts.com

Media Contact:

Laura Lopez

llopez@njfpr.com

212.228.1500